TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS
YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.

HATTERAS CORE ALTERNATIVES FUND, L.P.
HATTERAS CORE ALTERNATIVES TEI FUND, L.P.
HATTERAS CORE ALTERNATIVES INSTITUTIONAL FUND, L.P.
HATTERAS CORE ALTERNATIVES TEI INSTITUTIONAL FUND, L.P.
(collectively, the “HATTERAS CORE ALTERNATIVES FUNDS”)

EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Units in

HATTERAS CORE ALTERNATIVES FUNDS

Tendered Pursuant to the Offer to Purchase
 Dated June 15, 2017

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
 RECEIVED BY UMB FUND SERVICES, INC. BY,
11:59 PM, EASTERN TIME, ON JULY 14, 2017,
UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

Hatteras Core Alternatives Funds
c/o UMB Fund Services, Inc.
235 W. Galena St.
Milwaukee, WI 53212-3948

Fax: (816) 860-3138

Attention: Tender Offer Administrator

For Additional Information:
Phone: (800) 504-9070

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HATTERAS CORE ALTERNATIVES FUNDS

Tender Date: September 30, 2017

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited partnership units, or the tender of some of such units, for purchase by the below designated Fund (check the appropriate box below) that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Hatteras Account #:

[ ]	Hatteras Core Alternatives Fund, L.P.	[ ]	Hatteras Core Alternatives TEI Fund, L.P.
[ ]	Hatteras Core Alternatives Institutional Fund, L.P	[ ]	Hatteras Core Alternatives TEI Institutional Fund, L.P.

  Such tender was in the amount of:

[ ]	All of the undersigned’s entire limited partnership units.

[ ]	A portion of the undersigned’s limited partnership units expressed as a specific dollar value or number of units.

$_______________________ or _______________________ (number of units)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the units in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

FAX OR MAIL TO:

HATTERAS CORE ALTERNATIVES FUNDS	FAX: (816) 860-3138
c/o UMB Fund Services	Attention: Tender Offer Administrator
235 W. Galena St.
Milwaukee, WI 53212-3948	FOR ADDITIONAL INFORMATION:
Attention: Tender Offer Administrator	PHONE: (800) 504-9070

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SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date:______________

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